Exhibit 16.1

Crowe Horwath LLP
Independent Member Crowe Horwath International 9600 Brownsboro Road, Suite 400 Louisville, Kentucky 40241-3902 Tel +1 502 326 3996 Fax +1 502 420 4400 www.crowehorwath.com

October 4, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01(a) of Form 8-K of Kentucky First Federal Bancorp dated October 4, 2017 and are in agreement with those statements.

/s/ Crowe Horwath LLP
Crowe Horwath LLP Louisville, Kentucky

cc:	Mr. David Harrod
Audit Committee Chairman Kentucky First Federal Bancorp